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                                 Exhibit 24.1





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                                                                  EXHIBIT 24.1
                                                                  ------------

                               POWER-OF-ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Fred H. Langhammer, Robert J. Bigler and Saul H. Magram, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 1998 of The Estee Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                     Title                            Date
       ---------                     -----                            ----


 /s/ Leonard A. Lauder        Chief Executive
-------------------------
     Leonard A. Lauder        Officer and Director                Sept. 11, 1998
                              (Principal Executive Officer)


 /s/ Ronald S. Lauder         Director                            Sept. 11, 1998
-------------------------
     Ronald S. Lauder


 /s/ Fred H. Langhammer       Director                            Sept. 11, 1998
-------------------------
     Fred H. Langhammer


 /s/ William P. Lauder        Director                            Sept. 11, 1998
-------------------------
     William P. Lauder


 /s/ Marshall Rose            Director                            Sept. 11, 1998
-------------------------
     Marshall Rose


 /s/ P. Roy Vagelos           Director                            Sept. 11, 1998
-------------------------
     P. Roy Vagelos


 /s/ Faye Wattleton           Director                            Sept. 11, 1998
-------------------------
     Faye Wattleton


 /s/ Robert J. Bigler         Senior Vice President
-------------------------
     Robert J. Bigler         and Chief Financial                 Sept. 11, 1998
                              Officer (Principal Financial and
                              Accounting Officer)